Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-197726) pertaining to the Catalent, Inc. 2014 Omnibus Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-228438) pertaining to the Catalent, Inc. 2018 Omnibus Incentive Plan and the Catalent, Inc. 2019 Employee Stock Purchase Plan, and
(3) Registration Statement (Form S-3 No. 333-267639) of Catalent Inc. and in the related Prospectus;

of our report dated August 29, 2022, except for Notes 1 and 19 as to which the date is June 12, 2023, with respect to the consolidated financial statements of Catalent, Inc. and our report dated August 29, 2022, except for the effect of the material weakness described in the third paragraph, as to which the date is June 12, 2023, with respect to the effectiveness of internal control over financial reporting of Catalent, Inc. included in this Form 10-K/A.
/s/ Ernst & Young LLP

Iselin, New Jersey
June 12, 2023